UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (date of earliest event reported): October 23, 2008


                                  Innovex, Inc.
                       -----------------------------------
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
                       -----------------------------------
                 (State Or Other Jurisdiction Of Incorporation)


 000-13143                                                 41-1223933
-----------------------------------------      ---------------------------------
 (Commission File Number)                              (I.R.S. Employer
                                                       Identification No.)

 3033 Campus Drive, Suite E180
 Plymouth, MN                                                55441
-----------------------------------------      ---------------------------------
 (Address Of Principal Executive Offices)                  (Zip Code)



                                 (763) 479-5300
                       -----------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1-4, 7 and 8 are not applicable and therefore omitted.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2008, the Compensation Committee of the Board of Directors of Innovex, Inc. (the "Company") adopted and the independent directors of the Board of Directors ratified, the FY 2009 Incentive Plan (the "Incentive Plan") for executive officers and other employees. The Compensation Committee also approved the bonus opportunity as a percentage of the executive officer's salary at the minimum, target and maximum levels.

The Incentive Plan has two components, corporate objectives and individual objectives, that are weighted based upon position with the Company. The 2009 corporate objectives are performance targets related to four measures: (1) operating income, weighted at 40% of the corporate objectives portion of the bonus; (2) earnings before taxes, interest, depreciation and amortization (EBITDA), weighted at 30%; (3) revenue excluding pass-through materials, weighted at 20%; and (4) revenue, weighted at 10%.

The Compensation Committee established minimum, target and maximum levels of achievement for each corporate objective. The Compensation Committee also determined individual objectives for executive officers and certain other employees whose bonus is based on this objective. The following shows for each current executive officer of the Company, the relative weighting of corporate objectives and individual objectives:

                                    Percentage of Bonus Dependent Upon     Percentage of Bonus Dependent Upon
Name                                      Corporate Objectives                   Individual Objectives
----                                      --------------------                   ---------------------
Terry M. Dauenhauer                               100%                                     0%
 Chief Executive Officer
Randy Acres                                        90%                                    10%
 Senior Vice President and
 Chief Financial Officer
Brian Dahmes                                       80%                                    20%
 Vice President, Engineering

The Incentive Plan will be funded through net operating income for fiscal year 2009 and no bonuses will be paid unless the Company achieves an established minimum net operating for fiscal year 2009.

Depending upon the Company's performance against corporate objectives, Mr. Dauenhauer may earn a cash bonus under the Incentive Plan equal to 15%, 60% and 120% of his base salary at the minimum, target and maximum levels, respectively. Depending upon the Company's performance against corporate objectives and his performance against individual objectives, Mr. Acres may earn a cash bonus under the Incentive Plan equal to 10%, 40% and 80% of his base salary at the minimum, target and maximum levels, respectively. Depending upon the Company's performance against corporate objectives and his performance against individual objectives, Mr. Dahmes may earn a cash bonus under the Incentive Plan equal to 8.75%, 35% and 70% of his base salary at the minimum, target and maximum levels, respectively.

Additionally, the monthly retainer to the Chairman increased from $1,000 per month to $2,000 per month effective August 1, 2008. The Compensation Committee approved the change on September 17, 2008 and recommended it to the full Board of Directors which approved the change on October 23, 2008.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             INNOVEX, INC.

                                             By:  /s/ Terry M. Dauenhauer
                                                --------------------------------
                                             Terry M. Dauenhauer
                                             Chief Executive Officer

Date:  October 28, 2008